Trinity Capital Corporation delivers the

highest value financial services to our

customers and strengthens the economic,

social and educational performance of

the communities we serve. We hire,

retain and reward loyal, intelligent and

dedicated individuals who promote our

principles of trust, honesty and respect.

The results will be an annual return to our

shareholders of 15% and total assets

of $2.2 billion by 2012.

TCC Vision

Exceed the expectations of our customers, employees,
and investors.

TCC Mission

TCC Values

Service Excellence

Value People

Efficiency

Flexibility

Innovation

Social Responsibility

Results

TCC Total Assets

($ in millions)

TCC Net Income

($ in millions)

Asset Quality

TCC Efficiency Ratio

Better

TCC

Peer (BHC’s $1 B to $3 B)

TCC Overhead Expense

(% of average assets)

Better

TCC

Peer (BHC’s $1 B to $3 B)

TCC Return on Average Equity

TCC

Peer (BHC’s $1 B to $3 B)

TCC Stock Price Since 1977
(Adjusted Retroactively for Stock Splits)

Change in Price per Share

(1/3/2007 to 4/30/2008)

Change in Price per Share

TCC Earnings per Share
(Fully Diluted; Adjusted Retroactively for Stock Splits)

TCC Dividends Declared
(Fully Diluted; Adjusted Retroactively for Stock Splits)

Markets & Initiatives

Economic Outlook

Financial Industry

National Economy

State Economy

Local Economy

TCC Deposits by Market

TCC Loans by Market

Market Share in Los Alamos

Source: FDIC Summary of Deposit Report – Los Alamos County

Market Share in Santa Fe

Source: FDIC Summary of Deposit Report – Santa Fe County

2007 Milestones

Locals Care in Los Alamos

Full charter for Albuquerque

Deposit Market Share leader in Santa Fe

CRA - “Outstanding” Rating

Best of Santa Fe

Best of Los Alamos

Best Places to Work

Ethics in Business Award

TCC Community Support

2007 Community Investments

2008 Initiatives

Cerrillos Road Office

Albuquerque Market

Expanded Delivery Channels

Brand Awareness

Product Expansion

Questions?

TRINITY CAPITAL CORPORATION

2008 Annual Meeting

Annual Meeting May 15, 2008


$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
2003
2004
2005
2006
2007


$14
$13
$12
$11
$10
$9
$8
$7
$6
2003
2004
2005
2006
2007


1.2%
1.0%
0.8%
0.6%
0.4%
0.2%
0.0%
2003
2004
2005
2006
2007
Allowance for Loan Loss (% of total loans)
Net Charge Offs (% of average loans)


66%
64%
62%
60%
58%
56%
54%
52%
50%
48%
2003
2004
2005
2006
2007

TRINITY CAPITAL CORPORATION


3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
2003
2004
2005
2006
2007


25%
20%
15%
10%
5%
0%
2003
2004
2005
2006
2007



$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
1977
1979
1981
1983
1985
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007


0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
TCC
First State Bank
Bank of America
Wells Fargo
Zions
All SNL Banks

TRINITY CAPITAL CORPORATION


1/3/2007
4/3/2007
7/3/2007
10/3/2007
1/3/2008
4/3/2008
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
FSNM
WFC
BAC
ZION
SNL
TCC


$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
2003
2004
2005
2006
2007


$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
2003
2004
2005
2006
2007


14%
4%
45%
37%
Los Alamos - $534 M
Santa Fe - $437 M
Albuquerque - $46 M
Other - $167 M


24%
21%
11%
45%
Los Alamos - $304 M
Santa Fe - $658 M
Albuquerque - $162 M
Other - $361 M


100%
90%
80%
70%
60%
50%
2003
2004
2005
2006
2007


25%
20%
15%
10%
5%
0%
2003
2004
2005
2006
2007














Los Alamos Kite Festival
OVERLOOK PARK, WHITE ROCK

Annual Meeting May 15, 2008

TRINITY CAPITAL CORPORATION


13%
20%
8%
59%
Art/Culture - $163 K
Children - $65 K
Community - $481 K
Education - $106 K



TRINITY CAPITAL CORPORATION

2008 Annual Meeting